Exhibit 10.2

January 20, 2005

Mercator Partners Acquisition Corp.

One Fountain Square,

11911 Freedom Drive, Suite 1080,

Reston, Virginia 20190

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Mercator Partners Acquisition Corp. (“Company”), in consideration of HCFP/Brenner Securities LLC (“Brenner”)’s willingness to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. In the event that the Company fails to consummate a Business Combination within 12 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 18 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares no later than 60 days from the Effective Date. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby agrees not to seek recourse against the Trust Fund for any claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Mercator Capital L.L.C. (“Related Party”) shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the earlier of the Company’s completion of a Business Combination or the distribution of the Trust Fund.

7. I agree to be the Executive Vice President and director of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects.

8. I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as Executive Vice President and a member of the Board of Directors of the Company.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Class B common stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the IPO Shares as contemplated by the Company’s prospectus relating to the IPO.

Lior Samuelson

/s/ Lior Samuelson
Signature

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

EXHIBIT A

In October 1999, Mr. Samuelson co-founded Mercator Capital and has been a partner of it and its affiliates since formation. From 1997 until 1999, Mr. Samuelson was President and Chief Executive Officer of PricewaterhouseCoopers Securities. From 1994 to 1996, Mr. Samuelson served as Chief Executive Officer of Barents Group, a merchant bank and advisory firm specializing in assisting companies in emerging markets. Barents Group was a subsidiary of KPMG which grew to approximately 400 professionals. In 1985, Mr. Samuelson joined PEG Group, a company that specialized in developing simulation software and services, which was sold to KPMG in December 1986. Mr. Samuelson became a partner of KPMG in 1986, and served as a partner of KPMG until 1994. From 1980 until 1985 Mr. Samuelson served in a senior management position with Booz, Allen & Hamilton a management consulting firm. Since August 2001, Mr. Samuelson has served as a director of Deltathree, Inc. (NASDAQ:DDDC), an internet telephony company, and, since April 2001, as a director of Civcom, a privately held telecommunication equipment company. Mr. Samuelson received a B.S. and an M.S. from Virginia Tech.